UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2007.

Naturade, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-7106-A	23-2442709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

601 Valencia Avenue, Suite 100, Brea, California	92823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 715-573-4800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)
☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.03 Bankruptcy or Receivership.

The Company reported in its Form 10-K filing of April 15, 2007, under the Section “Recent Developments” “Chapter 11 Filing”, “The Company expects its Plan to become effective in April 2007 (the “Effective Date”), based upon representations the Company has received from Redux Holdings Inc. (“Redux”), the Company’s controlling shareholder, who has agreed to provide the funding required under its Plan.” The Plan did not become effective in April of 2007; however, based on representations of Redux Holdings, Inc., the Company does expect the Plan to become effective during May 2007.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2007, Karen Muller, a Director and Chairman of the Compensation and Governance Committee submitted her resignation from the board. It was sent to the Company’s Secretary and verbally accepted by the Company’s Chairman.

On April 22, 2007, Dee Kelly, Chief Financial Officer of the Company submitted her resignation to the Company’s Chief Executive Officer by letter. She stated her resignation was due to time conflicts between the Company, her other professional commitments, and family obligations.

A copy of Karen Muller’s resignation letter and Dee Kelly’s resignation letter are included with this report.

5.02.1 Karen Muller Resignation Letter dated April 12, 2007

5.02.2 Dee Kelly’s Resignation Letter dated April 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Naturade, Inc.
(Registrant)

Date: May 1, 2007	/s/ Richard Munro
Richard Munro, Chief Executive Officer

*Print name and title of the signing officer under his signature.